RESTRICTED STOCK AWARD UNDER
                            THE CYTEC INDUSTRIES INC.
                       1993 STOCK AWARD AND INCENTIVE PLAN

                                          [Date]

Name

      Shares of Restricted Stock:______

Dear [Name]:

   For your valued service on the Board of Directors (the "Board") of Cytec Industries Inc. (the "Company") and pursuant to the resolution of the Board of Directors dated February 9, 2006, you are hereby granted the number of shares of Cytec Common Stock, par value of $.01 per share, set forth above ("Restricted Stock"). The number of shares was determined by dividing $55,000 by $[price], the closing price of Cytec common stock on [date], the date of Cytec's annual meeting of common stockholders. This Award is subject to the terms and conditions hereof and of the Company's 1993 Stock Award and Inceptive Plan, as amended (the "Plan").

   (1) The Company will cause the shares of Restricted Stock to be issued and registered in your name in book entry form on the Company's stock register. You agree that only the Company is authorized to direct the transfer or disposition of Restricted Stock from this account and you hereby irrevocably constitute and appoint Cytec Industries Inc. as attorney to transfer the shares of Restricted Stock awarded to you under this Agreement with the full power of substitution in the premises. Upon satisfying the vesting provisions below, a certificate for the shares will be forwarded to you at your address then appearing on the Company's stock register.

   (2) Subject to Paragraphs 6, 7 and 8 of this Agreement, the Restricted Stock shall vest in full, effective as of the third anniversary of the date of this Award.

   (3) The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive the Company's common stock ("Common Stock"), nor any interest therein or under the Plan, may be assigned; and any attempted assignment shall be void.

   (4) Subject to Section 6 and prior to vesting, the Company will pay you any dividends that are declared and paid with respect to the shares of Restricted Stock.

   (5) Except as limited by this Agreement or the Plan, you shall have, as holder of non-forfeited shares of Restricted Stock, all of the rights of a common stockholder of the Company, including the right to vote. Nevertheless, securities distributed in respect of such Restricted Stock in connection with a stock split, stock dividend, recapitalization or other similar transaction shall be deemed to be Restricted Stock with respect to which such stock has been distributed.

   (6) If you cease to serve as a member of the Board prior to the date of vesting, all shares of Restricted Stock shall be forfeited. However, vesting will continue after separation from the Board if:

          (i) such resignation or refusal is the result of your death or disability (as defined in the Plan); or

          (ii) such resignation or refusal to stand for reelection is approved (as it relates to your reasons for terminating your services as a Board member) or requested by a majority of the remaining members of the Board or by stockholders owning a majority of the voting stock of the Company.

   (7) As provided in the Plan, upon the occurrence of a Change in Control (as defined in the Plan) the unvested shares of Restricted Stock shall immediately vest. Upon such occurrence, the vested shares of Restricted Stock shall be delivered to you promptly.

   (8) Within 30 days of the date of this Award, you may elect (the "Restricted Stock into Deferred Stock Election") by providing notice to the Secretary of the Compensation Committee that all of your Restricted Stock subject to this Award be forfeited as of the date it normally would vest and that you be issued on such date, in lieu thereof, a Deferred Stock Award for the equivalent number of shares. At the time of the Restricted Stock into Deferred Stock Election, you will also make an election as to the form of payment of your Deferred Stock Award consistent with the payment options set forth in the Plan.

   (9) Nothing in this Award shall confer on you any right to continue to serve as a member of the Board.

   (10) The Company reserves the right to require that stock certificates issuable to you in connection with this Award be delivered to you only within the United States.

   (11) The Common Stock issued to you hereunder may not be resold by you except pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an exception from registration, such as Rule 144.

   (12) Once Restricted Stock vests as herein provided, it shall no longer be deemed to be Restricted Stock, and your rights thereto shall not be subject to the restrictions of this Agreement or of the Plan.

   In the event of any conflict between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

   If you accept the terms and conditions set forth in this Agreement, please execute the enclosed copy of this letter where indicated and return it as soon as possible, at which time the award shall become effective.

                                Very truly yours,

                                    CYTEC INDUSTRIES INC.


                                    BY:
                                        --------------------------
                                        Secretary - Compensation
                                        and Management Development Committee


Encls.

ACCEPTED:

----------------------------
Director Name:
Social Security No
Date:
     -----------------------





BOD-Restricted Stock Award 2008



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